UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

FALCONSTOR SOFTWARE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

FALCONSTOR SOFTWARE, INC.

2 Huntington Quadrangle

Melville, NY 11747
_________________

SUPPLEMENT TO PROXY STATEMENT FOR
2011 ANNUAL MEETING OF STOCKHOLDERS

On April 4, 2011, FalconStor Software, Inc. (the “Company”), a Delaware corporation, filed with the Securities and Exchange Commission and mailed to its stockholders a definitive Proxy Statement for the Company’s 2011 annual meeting of stockholders (the “Annual Meeting”), scheduled to be held on Monday, May 9, 2011 at 9:00 a.m. (EDT) at the Company’s worldwide headquarters located at 2 Huntington Quadrangle, Suite 2S01, Melville, New York.

The Company has engaged Okapi Partners LLC to assist it in the solicitation of proxies for the Annual Meeting and will pay Okapi Partners LLC a fee of approximately $5,000, plus reimbursement of out-of-pocket expenses.  The Company will indemnify Okapi Partners LLC and its affiliates against certain claims, costs, damages, liabilities and expenses.

If you have any questions about the Annual Meeting or how to submit your proxy, or if you need additional copies of the proxy statement or the enclosed proxy card or voting instructions, please call Okapi Partners LLC toll-free at 1 (877) 869-0171.